UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

The information in Item 2.01 below is incorporated herein by reference in its entirety.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On April 12, 2016, Demand Media, Inc. (the “Company”) completed the sale of substantially all of the assets relating to its Cracked business, including the Cracked.com humor website (the “Business”) to Scripps Media, Inc. (the “Buyer”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated April 8, 2016, by and among the Company, Buyer and, solely with respect to Section 10.15 of the Purchase Agreement, The E. W. Scripps Company, as Guarantor, for a cash purchase price of $39 million (the “Disposition”). A portion of the purchase price equal to $3.9 million was placed into escrow at closing by the Buyer to secure any post-closing indemnification obligations of the Company. Any remaining portion of the escrow amount that is not subject to then-pending claims will be paid to the Company on the 15-month anniversary of the closing date of the Disposition. The Purchase Agreement contains customary representations, warranties and covenants by the Company and the Buyer for transactions of this type. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

There are no material relationships between the Company and the Buyer or any of their respective affiliates, other than in respect of the Purchase Agreement and the related ancillary agreements.

The Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and as of the specific dates set forth therein, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries or affiliates.

The Company has attached as Exhibit 99.1 unaudited pro forma condensed consolidated financial statements to illustrate the pro forma effects of this Disposition.

Item 7.01                     Regulation FD Disclosure.

On April 12, 2016, the Company issued a press release announcing the Disposition.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

(b)   Pro Forma Financial Information

Certain unaudited pro forma financial information of the Company giving effect to the Disposition is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)                  Exhibits

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated April 8, 2016, by and among Demand Media, Inc., a Delaware corporation, Scripps Media, Inc., a Delaware corporation, and, solely with respect to Section 10.15, The E. W. Scripps Company, an Ohio corporation.

99.1	Unaudited pro forma condensed consolidated financial information.

99.2	Press release dated April 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2016	DEMAND MEDIA, INC.

	By:	/s/ Daniel Weinrot
Daniel Weinrot
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated April 8, 2016, by and among Demand Media, Inc., a Delaware corporation, Scripps Media, Inc., a Delaware corporation, and, solely with respect to Section 10.15, The E. W. Scripps Company, an Ohio corporation.

99.1	Unaudited pro forma condensed consolidated financial information.

99.2	Press release dated April 12, 2016.